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                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               PHASE METRICS, INC.
                            (a Delaware corporation)



        The undersigned, John F. Schaefer and Richard A. Fink, hereby certify that:

        ONE: They are the duly elected and acting President and Secretary, respectively, of said Corporation.

        TWO: The Certificate of Incorporation of said Corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I

        The name of this Corporation is Phase Metrics, Inc.

                                   ARTICLE II

        The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, 19901. The name of the Corporation's registered agent at such address is National Registered Agents, Inc.

                                   ARTICLE III

        The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

        The Corporation is authorized to issue two classes of stock designated respectively "Common Stock" and "Preferred Stock." The total number of shares of Common Stock this Corporation is authorized to issue is 70,000,000, par value $.0001 per share, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 19,717,280, par value $.0001 per share. The Preferred Stock shall be issued in series. The first three such series shall be designated "Series A Convertible Preferred Stock," "Series B Convertible Participating Preferred Stock," and "Series C Convertible Redeemable Preferred Stock." The total number of shares of Series A Convertible Preferred Stock this Corporation is authorized to issue is 8,250,000. The total number of shares of Series B Convertible Participating Preferred Stock this Corporation is authorized to issue is 3,857,280. The total number of shares of Series C Convertible Redeemable Preferred Stock this Corporation is authorized to issue is 7,610,000. Each share of Series A Convertible Preferred Stock issued and outstanding on the date hereof is hereby split and divided into 20 shares of Series A Convertible Preferred Stock. Each share of Series B Convertible Participating Preferred Stock issued and outstanding on the date hereof is hereby split and divided into 20 shares of Series B Convertible Participating Preferred Stock. All references to numbers of shares in this Amended and Restated Certificate reflect the stock splits referred to above.


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        (A)    Series A Convertible Preferred Stock

               The following is a statement of the designations, powers, privileges, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions relating to the Series A Convertible Preferred Stock:

               (1) Number and Designation. 8,250,000 shares of the Preferred Stock of the Corporation shall be designated as Series A Convertible Preferred Stock (the "SERIES A PREFERRED STOCK"). Each share of Series A Preferred Stock shall rank equally in all respects and shall be subject to the following provisions.

               (2) Rank. The Series A Preferred Stock shall rank junior to the Series B Convertible Participating Preferred Stock ("Series B Preferred Stock") and the Series C Convertible Redeemable Preferred Stock (the "Series C Preferred Stock") with respect to dividend rights and rights on liquidation, dissolution or winding up as set forth in Article IV(A), paragraph (3) and Article IV(A), paragraph (4), and prior to all classes of Common Stock with respect to rights on liquidation, dissolution or winding up. All equity securities of the Corporation to which the Series A Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to in this Article IV(A) as the "JUNIOR SECURITIES." All equity securities of the Corporation with which the Series A Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to in this Article IV(A) as the "PARITY SECURITIES." The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be.

               (3) Dividends. Shares of Series A Preferred Stock shall rank junior as to dividend rights to shares of Series B Preferred Stock and Series C Preferred Stock. Each share of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends to the same extent as, on the same basis as, at the same rate as, and contemporaneously with, dividends when, as and if declared by the Board of Directors with respect to shares of Common Stock or Parity Securities. Such dividends shall be payable on the dates specified by the Board of Directors as the dates for payment of dividends in respect of shares of Common Stock or Parity Securities (each of such dates being a "DIVIDEND PAYMENT DATE") (unless such day is not a business day, in which event on the next succeeding business day), in preference to dividends on the Junior Securities. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared, provided that such date shall not be more than 60 days nor less than 10 days prior to the respective dividend payment date. If the Corporation shall at any time after the date of issuance of the Series A Preferred Stock pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the dividend amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction of which the numerator is the number of shares of Common Stock outstanding immediately after such event and of which the


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denominator is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (4)    Liquidation Preference.

        (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, but after payment in full to holders of Series B Preferred Stock and Series C Preferred Stock of all amounts due thereunder, the holders of the shares of Series A Preferred Stock shall be entitled to receive an amount in cash equal to $1.091 per share of Series A Preferred Stock, plus an amount equal to all dividends declared and unpaid thereon to the date of final distribution to such holders. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock, after payment in full to holders of Series B Preferred Stock and Series C Preferred Stock of all amounts due thereunder, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and any such other Parity Securities if all amounts payable thereon were paid in full. Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this Article IV(A), paragraph (4), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.

        (b) For the purposes of this Article IV(A), paragraph (4), (i) a consolidation or merger of the Corporation with one or more corporations, or
(ii) a sale or transfer of all or substantially all of the Corporation's assets, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

        (5)    Conversion.

        (a) Subject to the provisions of this Article IV(A), paragraph (5), each holder of the shares of Series A Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares (and fractional shares) of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock.

        (b) Subject to the provisions of this Article IV(A), paragraph (5), all of the outstanding shares (and fractional shares) of Series A Preferred Stock shall be converted automatically into fully paid and non-assessable shares of Common Stock upon the occurrence of a Series A Trigger Event. Any conversion pursuant to this Article IV(A), paragraph 5(b) shall occur automatically, without further action on the part of the holders or the Corporation.

        (c) The number of shares of Common Stock deliverable upon conversion of a share of Series A Preferred Stock, adjusted as hereinafter provided, is referred to in this Article


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IV(A) as the "SERIES A CONVERSION RATIO." The Series A Conversion Ratio as of
August 3, 1998 is one, subject to adjustment from time to time pursuant to
Article IV(A), paragraph (5)(g) hereof.

        (d)(i) In order to exercise the conversion privilege and upon the occurrence of a Series A Trigger Event, the holder of the shares of Series A Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation, with, in the case of any conversion pursuant to Article IV(A), paragraph 5(a), a written notice of election to convert completed and signed, specifying the number of shares to be converted. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall, subject to the provisions of the Securityholders Agreement, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

        (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Article IV(A), paragraph (5).

        (iii) Each conversion shall be deemed to have been effected (x) in the case of any conversion pursuant to Article IV(A), paragraph 5(a), immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid or (y) in the case of any conversion pursuant to
Article IV(A), paragraph 5(b), on the date of the Series A Trigger Event, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of Series A Preferred Stock surrendered times the Series A Conversion Ratio in effect at such time on such date. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series A Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and any other amounts payable pursuant to this Article IV(A), paragraph (5).

        (e)(i) From the date of delivery by a holder of shares of Series A Preferred Stock of such holder's shares of Series A Preferred Stock (and, in the case of any conversion pursuant to Article IV(A), paragraph 5(b), upon the occurrence of a Series A Trigger Event), such Series A Preferred Stock shall continue to participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock as if such shares of Series A Preferred Stock had been converted to shares of Common Stock at the time of such delivery or Series A Trigger Event.


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        (ii)   Except to the extent provided above in Article IV(A), paragraph
(5)(e)(i) and in Article IV(A), paragraph (5)(g), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on the shares of Series A Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

        (f)(i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series A Preferred Stock.

        (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall comply with respect to the issuance of such securities with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

        (iii) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involving the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

        (iv) In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Daily Price per share of Common Stock on the business day on which such shares of Series A Preferred Stock are deemed to have been converted.

        (g)(i) In case the Corporation shall at any time after August 3, 1998
(I) declare a dividend or make a distribution on Common Stock payable in Common Stock (other than a dividend in which shares of Series A Preferred Stock participate as provided in Article IV(A), paragraph (3)), (II) subdivide or split the outstanding Common Stock, (III) combine or reclassify the outstanding Common Stock into a smaller number of shares, (IV) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing Corporation, other than any such consolidation or merger which results in the payment to the holders of Series A Preferred Stock of the liquidation preference as provided in Article IV(A), paragraph (4)), or
(V) consolidate with, or merge with or into, any other Person (other than any such consolidation or merger which results in the payment to the holders of Series A Preferred Stock of the liquidation preference as provided in Article IV(A), paragraph (4)), the Series A Conversion Ratio in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of the Series A Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of


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Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause (III), (IV) or (V) above) which, if this Series A Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming such holder of Common Stock of the Corporation (x) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such recapitalization, sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an affiliate of a constituent person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this Article IV(A), paragraph
(5)(g) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustments shall be made successively whenever any event listed above shall occur.

        (ii) In case the Corporation shall at any time after August 3, 1998 issue or sell any Common Stock (other than Common Stock issued (I) upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Notes, (II) pursuant to the Corporation's stock option plans or pursuant to any other Common Stock related employee compensation plan of the Corporation approved by the Corporation's Board of Directors, (III) upon exercise or conversion of any security the setting of a record date for which or issuance of which caused an adjustment under Article IV(A), paragraphs
(5)(g)(iii) or (g)(iv) hereof, (IV) upon exercise of warrants issued to lenders of the Corporation including, without limitation, pursuant to the Bridge Securities Purchase Agreement, (V) in connection with any bona fide, arms-length direct or indirect merger, acquisition or similar transaction) without consideration or for a consideration per share less than the then Conversion Price Per Common Share, the Series A Conversion Ratio to be in effect after such issuance or sale shall be determined by multiplying the Series A Conversion Ratio in effect immediately prior to such issuance or sale by a fraction, (A) the numerator of which shall be the sum of (x) the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Valuation Per Common Share immediately prior to such issuance or sale plus (y) the aggregate of the product of each share of Fully Diluted Common Stock (other than shares of Common Stock included in (A)(x) or employee stock options) outstanding immediately prior to such issuance or sale and the Exercise Price applicable to such share of Fully Diluted Common Stock and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Valuation Per Common Share immediately prior to such issuance or sale, plus (y) the aggregate of the product of each share of Fully Diluted Common Stock (other than shares of Common Stock included in (B)(x) or employee stock options) outstanding immediately prior to such issuance or sale and the Exercise Price applicable to such share of Fully Diluted Common


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Stock, plus (z) the aggregate consideration, if any, to be received by the
Corporation upon such issuance or sale. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Corporation; provided that if the holders of 25% of the Series A Preferred Stock shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to such holders to determine such fair market value. The holders shall be notified promptly of any consideration other than cash to be received by the Corporation and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

        (iii) In case the Corporation shall at any time after August 3, 1998 fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities of the Corporation entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock), with respect to which the holders of Series A Preferred Stock do not participate pursuant to Article IV(A), paragraph
(3), at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the then Conversion Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Series A Conversion Ratio shall be adjusted pursuant to Article IV(A), paragraph
(5)(g)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Article IV(A), paragraph (5)(g)(ii) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Article IV(A), paragraph (5)(g)), the Series A Conversion Ratio shall again be adjusted to be the Series A Conversion Ratio which would then be in effect if such record date had not been fixed, in the former event, or the Series A Conversion Ratio which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

        (iv) In case the Corporation shall at any time after August 3, 1998 issue rights, options (other than options issued pursuant to a plan described in clause II of Article IV(A), paragraph (5)(g)(ii)) or warrants (other than warrants described in clause IV of Article IV(A), paragraph (5)(g)(ii)) entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the then Conversion Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Series A Conversion Ratio shall be adjusted pursuant to Article


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IV(A), paragraph (5)(g)(ii) hereof as though such maximum number of shares of
Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Article IV(A), paragraph (5)(g)(ii) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Article IV(A), paragraph (5)(g)), the Series A Conversion Ratio shall again be adjusted to be the Series A Conversion Ratio which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Series A Conversion Ratio which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Series A Conversion Ratio shall be made pursuant to this Article IV(A), paragraph (5)(g)(iv) to the extent that the Series A Conversion Ratio shall have been adjusted pursuant to
Article IV(A), paragraph (5)(g)(iii) (or is not required to be adjusted pursuant to Article IV(A), paragraph (5)(g)(iii) because holders of the Series A Preferred Stock have participated pursuant to Article IV(A), paragraph (3)) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

        (v) In case the Corporation shall at any time after August 3, 1998 fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation, other than any such consolidation or merger which results in the payment to holders of Series A Preferred Stock of the liquidation preference as provided in Article IV(A), paragraph (4)) of evidences of indebtedness, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to Article IV(A), paragraph
(5)(g)(iii) hereof) with respect to which the holders of the Series A Preferred Stock do not participate pursuant to Article IV(A), paragraph (3), the Series A Conversion Ratio to be in effect after such record date shall be determined by multiplying the Series A Conversion Ratio in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Current Valuation Per Common Share on such record date, and (B) the denominator of which shall be the Current Valuation Per Common Share on such record date, less the fair market value (determined as set forth in Article IV(A), paragraph
(5)(g)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Series A Conversion Ratio shall again be adjusted to be the Series A Conversion Ratio which would then be in effect if such record date had not been fixed.


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        (vi)   For purposes of any computation under this Article IV(A),
paragraph (5)(f)(iv) or paragraph (5)(g), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation.

        (vii)  No adjustment to the Series A Conversion Ratio pursuant to
Article IV(A), paragraphs (5)(g)(ii), (iii), (iv) and (v) above shall be required unless such adjustment would require an increase or decrease of at least 1% in the Series A Conversion Ratio; provided however, that any adjustments which by reason of this Article IV(A), paragraph (5)(g)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV(A), paragraph
(5)(g) shall be made to the nearest four decimal points.

        (viii) In the event that, at any time as a result of the provisions of this Article IV(A), paragraph (5)(g), the holders of the Series A Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of the Series A Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

        (ix) In the event:

        (A) of any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (other than a consolidation or merger in which the Corporation is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of the Corporation substantially as an entirety; or

        (B) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; or

        (C) the Corporation proposes to take any action (other than actions of the character described in Article IV(A), paragraph (5)(g)(i)(I) or
        (II)) that would require an adjustment pursuant to this Article IV(A), paragraph (5)(g) to the number of shares purchasable upon conversion;

then the Corporation shall cause to be mailed by first-class mail to the holders of Series A Preferred Stock, at least five days prior to the applicable record or effective date hereinafter specified (10 days in the case of the events referred to in clauses (A) and (B) above), a notice stating (x) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if


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any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

        (h) All adjustments pursuant to this Article IV(A), paragraph (5) shall be notified to the holders of this Series A Preferred Stock and such notice shall be accompanied by a schedule of computation of the adjustments.

        (6)    Voting Rights.

        (a) Except as otherwise provided by applicable law, the holders of the shares of Series A Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock, (ii) shall be entitled to a number of votes equal to the number of votes to which shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date and (iii) shall be entitled to notice of any stockholders' meeting in accordance with the Amended and Restated Certificate of Incorporation and Bylaws of the Corporation. Except as otherwise provided by applicable law and as set forth in
Article IV(A), paragraph (6)(b) below, the shares of Series A Preferred Stock shall vote together with the shares of Common Stock as a single class.

        (b) Without the written consent or affirmative vote at a meeting called for that purpose of the holders of a majority of the shares of Series A Preferred Stock then outstanding, the Corporation shall not take any of the following actions:

        (i) create, authorize, or issue any class or series of stock other than the Series B Preferred Stock ranking prior to the Series A Preferred Stock (whether with respect to dividends or upon liquidation, dissolution or winding up) or any Parity Securities, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of the Corporation into any such prior shares or Parity Securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior shares or Parity Securities;

        (ii)   issue more shares of the Series A Preferred Stock;

        (iii) voluntarily liquidate, dissolve, or wind up the Corporation un less provision for the payment of the liquidation preference is made in accordance with Article IV(A), paragraph (4) or

        (iv) amend, alter, or repeal, whether by merger, consolidation or otherwise, any of the provisions of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner adverse to the preferences, privileges, voting rights or powers of the Series A Preferred Stock.

        (c) Except as otherwise required by applicable law or as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

        (7) General Provision. Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable state laws) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series A Preferred Stock shall be reissued or sold as Series A Preferred Stock.

        (8) Prohibition of Payments Pending Redemption of the Series C Preferred Stock. Notwithstanding anything to the contrary contained in this
Article IV(A), no payments of any kind (including but not limited to any dividend payments) payable on the Series A Preferred Stock shall be made unless and until at least 95% of the shares of Series C Preferred Stock issued pursuant to the Series C Preferred Stock Securities Purchase Agreement entered into by the Corporation on or about August 3, 1998 (the "Series C Purchase Agreement") shall have first been redeemed in accordance with Article IV(C), paragraph (5) or converted, except that after August 3, 2000, the Corporation shall be permitted to pay dividends on the Series A Preferred Stock, when and if declared by the Board of Directors, for any dividend period after that date, but only to the extent that (i) the payments relate to the current Dividend Period and provide no payments for dividends accruing prior to the dividend payment date and (ii) full cumulative dividends on all outstanding shares of Series C Preferred Stock shall have first been paid for the current and all dividend periods prior to such payment. The limitation on payments set forth in this
Article IV(A), paragraph (8) shall terminate upon (a) a consolidation or merger of the Corporation with one or more corporations, or (b) a sale or transfer of all or substantially all of the Corporation's stock or assets; provided that, in the event of (a) or (b), the Series C Preferred Stock has received its full liquidation preference in accordance with Article IV(C), paragraph (4).

        (B)    Series B Preferred Stock

        The following is a statement of the designations, powers, privileges, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions relating to the Series B Preferred Stock:

        (1) Number and Designation. 3,857,280 shares of the Preferred Stock of the Corporation shall be designated as Series B Convertible Participating Preferred Stock. Each share of Series B Preferred Stock shall rank equally in all respects and shall be subject to the following provisions.

        (2) Rank. The Series B Preferred Stock shall rank junior to the Series C Preferred Stock with respect to dividend rights, redemption rights and rights on liquidation, dissolution or winding up as set forth in Article IV(B) paragraph (3) and Article IV(B), paragraph (4). The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank prior to the Corporation's Series A Preferred Stock and all classes of the Corporation's Common Stock, in each case, as set forth in Article IV(B), paragraph (3) and Article IV(B), paragraph (4). All equity securities of the Corporation to which the Series B Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to in this Article IV(B) as the "JUNIOR SECURITIES." All equity securities of the Corporation with which the Series B Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to in this
Article IV(B) as the "PARITY SECURITIES." The respective definitions of Junior Securities and Parity Securities in this Article IV(B) shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be. The Series B Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities.

        (3)    Dividends.

        (a) Subject to the rights of the holders of shares of Series C Preferred Stock, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at (i) a rate of 25% per annum of the Original Liquidation Amount (as defined below) per share for the period from the date of issuance of such shares until November 23, 1997 (the "Decrease Date"), and (ii) the Applicable Rate (as defined below) in effect in respect of each Dividend Period (as defined below) thereafter. Notwithstanding the foregoing, if for any Dividend Period the holder of such amount of Common Stock as a holder of Series B Preferred Stock would be entitled to receive upon conversion would be entitled to receive any dividend and such dividend would, but for the provisions of this Article IV(B) paragraph (3), exceed the dividend payable on one share of Series B Preferred Stock in respect of such period, the dividend payable per share of Series B Preferred Stock in respect of such period shall be increased so as to equal the dividend payable on a share of Common Stock in respect of such period. Such dividends shall be payable in arrears in equal amounts quarterly on March 31, June 30, Sept. 30 and Dec. 31 of each year (unless such day is not a business day, in which event on the next succeeding business day) (each of such dates being a "DIVIDEND PAYMENT DATE" and each such quarterly period (or portion thereof) being a "DIVIDEND PERIOD"). Such dividends shall be cumulative from the date of issue, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared, provided that such date shall not be more than 60 days nor less than 10 days prior to the respective Dividend payment Date. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. As used herein, (x) "Applicable Rate" in effect in respect of any Dividend Period after the Decrease Date shall mean the rate per annum equal to the greater of (A) 12.5% of the Original Liquidation Amount per share and (B) the Original Liquidation Amount per share multiplied by the sum of the Prime Rate in effect on the first business day of such Dividend Period plus 2%, and (y) "Prime Rate" means the rate of interest publicly announced by Citibank, N.A. in The City of New York from time to time as its prime rate.

        (b) Except in the case where the amount of dividends payable is determined pursuant to the second sentence of Article IV(B), paragraph 3(a), the amount of dividends payable for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the annual dividend rate by four, and the amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the

Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

        (c) So long as any shares of the Series B Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series B Preferred Stock and all dividends declared upon any other class or series of Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and accumulated and unpaid on such Parity Securities.

        (d) So long as any shares of the Series B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made pursuant to an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "JUNIOR SECURITIES DISTRIBUTION") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series B Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and the current dividend period with respect to such Parity Securities.

        (4)    Liquidation Preference.

        (a) Subject to the rights of the holders of shares of Series C Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series B Preferred Stock shall be entitled to receive the greater of
(x) $1.5555 per share of Series B Preferred Stock (the "Original Liquidation Amount") plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders and (y) the amount that would have been received by a holder of one share of Series B Preferred Stock had it converted such share as provided in
Article IV(B), paragraph (7) immediately prior to such liquidation, dissolution or winding-up (and assuming similar conversion by all holders of Series B Preferred Stock). If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Article IV(B), paragraph (4), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

        (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this Article IV(B), paragraph (4), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

        (5)    Redemption.

        (a) Subject to the rights of the holders of Series C Preferred Stock, to the extent the Corporation shall have funds legally available for such payment, on July 15, 2005, if any shares of the Series B Preferred Stock shall be outstanding, the Corporation shall redeem all then outstanding shares of the Series B Preferred Stock, at a redemption price of $1.5555 per share in cash, together with accrued and unpaid dividends thereon to such date, without interest.

        (b) Shares of Series B Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of applicable state laws) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series B Preferred Stock shall be reissued or sold as Series B Preferred Stock.

        (c) Subject to the rights of the holders of the Series C Preferred Stock, if the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series B Preferred Stock pursuant to Article IV(B), paragraph (5)(a) (the "MANDATORY REDEMPTION OBLIGATION"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series B Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series B Preferred Stock) or (ii) in accordance with Article IV(B), paragraph (3)(d), declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

        (d) Notwithstanding the foregoing provisions of this Article IV(B), paragraph (5), unless full cumulative cash dividends (whether or not declared) on all outstanding shares of Series B Preferred Stock shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date, none of the shares of Series B Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of Series B Preferred Stock are redeemed (in accordance with the provisions of this Article IV(B), paragraph (5) and for the redemption price plus accrued and unpaid dividends) pro rata among the holders thereof.

        (6)    Procedure for Redemption.

        (a) In the event that fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata (with any fractional shares being rounded to the nearest whole share) as may be determined by the Board of Directors (subject to
Article IV(B), paragraph (5)(f)).

        (b) In the event the Corporation shall redeem shares of Series B Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series B Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date;
(ii) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

        (c) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price, together with accrued and unpaid dividends thereon to the date fixed for redemption, without interest) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

        (7)    Conversion.

        (a) Subject to the provisions of this Article IV(B), paragraph (7), each holder of the shares of Series B Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares (and fractional shares) of Series B Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock.

        (ii) Subject to the provisions of this Article IV(B), paragraph (7), all of the outstanding shares (and fractional shares) of Series B Preferred Stock shall be converted automatically into fully paid and non-assessable shares of Common Stock upon the occurrence of a Series B Trigger Event. Any conversion pursuant to this Article IV(B), paragraph 7(a)(ii) shall occur automatically, without further action on the part of the holders or the Corporation.

        (iii) The number of shares of Common Stock deliverable upon conversion of a share of Series B Preferred Stock, adjusted as hereinafter provided, is referred to in this Article IV(B) as the "SERIES B CONVERSION RATIO." The Series B Conversion Ratio as of August 3, 1998 is one, subject to adjustment from time to time pursuant to Article IV(B), paragraph (7)(h) hereof. Notwithstanding any call for redemption pursuant to Article IV(B), paragraph (5), the right to convert shares so called for redemption shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

        (b)    [Purposely left blank].

        (c)(i) In order to exercise the conversion privilege and upon the occurrence of a Series B Trigger Event, the holder of the shares of Series B Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation, with, in the case of any conversion pursuant to Article IV(B), paragraph (7)(a)(i), a written notice of election to convert completed and signed, specifying the number of shares to be converted. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series B Preferred Stock are registered, each share surrendered for conversion shall, subject to the provisions of the Securityholders Agreement, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

        (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Article IV(B), paragraph (7).

        (iii) Each conversion shall be deemed to have been effected (x) in the case of any conversion pursuant to Article IV(B), paragraph 7(a)(i), immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid or (y) in the case of any conversion pursuant to
Article IV(B), paragraph 7(a)(ii), on the date of the Series B Trigger Event, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of Series B Preferred Stock surrendered times the Series B Conversion

Ratio in effect at such time on such date. All shares of Common Stock delivered upon conversion of the Series B Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series B Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Article IV(B), paragraph (7).

        (d)(i) Upon delivery to the Corporation by a holder of shares of Series B Preferred Stock of a notice of election to convert, the right of the Corporation to redeem such shares of Series B Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

        (ii) From the date of delivery by a holder of shares of Series B Preferred Stock of such holder's shares of Series B Preferred Stock (and in the case of any conversion pursuant to Article IV(B), paragraph 7(a)(ii), upon the occurrence of a Series B Trigger Event), in lieu of dividends on such Series B Preferred Stock pursuant to Article IV(B), paragraph (3), such Series B Preferred Stock shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock as if such shares of Series B Preferred Stock had been converted to shares of Common Stock at the time of such delivery or Series B Trigger Event.

        (iii)  Except to the extent provided above in Article IV(B), paragraph
(7)(d)(ii) and in Article IV(B), paragraph (7)(h), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on the shares of Series B Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

        (e)(i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series B Preferred Stock.

        (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Corporation shall comply with respect to the issuance of such securities with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

        (f) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series B Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involving the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

        (g) In connection with the conversion of any shares of Series B Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Daily Price per share of Common Stock on the business day on which such shares of Series B Preferred Stock are deemed to have been converted.

        (h)(i) In case the Corporation shall at any time after August 3, 1998
(I) declare a dividend or make a distribution on Common Stock payable in Common Stock, (II) subdivide or split the outstanding Common Stock, (III) combine or reclassify the outstanding Common Stock into a smaller number of shares, (IV) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation, other than any such consolidation or merger which results in the payment to the holders of Series B Preferred Stock of the liquidation preference as provided in Article IV(B), paragraph (4)), or (V) consolidate with, or merge with or into, any other Person (other than any such consolidation or merger which results in the payment to the holders of Series B Preferred Stock of the liquidation preference as provided in Article IV(B), paragraph (4)), the Series B Conversion Ratio in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of the Series B Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause (III), (IV) or (V) above) which, if this Series B Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming such holder of Common Stock of the Corporation (x) is not a constituent person, or an affiliate of a constituent person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each non-electing share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent person or an affiliate thereof, then for the purpose of this Article IV(B), subparagraph (h) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

        (ii) In case the Corporation shall at any time after August 3, 1998 issue or sell any Common Stock (other than Common Stock issued (I) upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Notes, (II) pursuant to the Corporation's stock option plans or pursuant to any other Common Stock related employee compensation plan of the Corporation approved by the Corporation's Board of Directors, (III) upon exercise or conversion of any security the setting of a record date for which or issuance of which caused an adjustment under Article IV(B), paragraphs
(7)(h)(iii) or (h)(iv)
hereof, (IV) upon exercise of warrants issued to lenders of the Corporation including, without limitation, pursuant to the Bridge Securities Purchase Agreement or (V) in connection with any bona fide, arms-length direct or indirect merger, acquisition or similar transaction) without consideration or for a consideration per share less than the then Conversion Price Per Common Share, the Series B Conversion Ratio to be in effect after such issuance or sale shall be determined by multiplying the Series B Conversion Ratio in effect immediately prior to such issuance or sale by a fraction, (A) the numerator of which shall be the sum of (x) the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Valuation Per Common Share immediately prior to such issuance or sale plus (y) the aggregate of the product of each share of Fully Diluted Common Stock (other than shares of Common Stock included in (A)(x) or employee stock options) outstanding immediately prior to such issuance or sale and the Exercise Price applicable to such share of Fully Diluted Common Stock and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Valuation Per Common Share immediately prior to such issuance or sale, plus (y) the aggregate of the product of each share of Fully Diluted Common Stock (other than shares of Common Stock included in (B)(x) or employee stock options) outstanding immediately prior to such issuance or sale and the Exercise Price applicable to such share of Fully Diluted Common Stock, plus (z) the aggregate consideration, if any, to be received by the Corporation upon such issuance or sale. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Corporation; provided that if the holders of 25% of the Series B Preferred Stock shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to such holders to determine such fair market value. The holders shall be notified promptly of any consideration other than cash to be received by the Corporation and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

        (iii) In case the Corporation shall at any time after August 3, 1998 fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities of the Corporation entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the then Conversion Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Series B Conversion Ratio shall be adjusted pursuant to
Article IV(B), paragraph (7)(h)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in
Article IV(B), paragraph (7)(h)(ii) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this

Article IV(B), paragraph (7)(h)), the Series B Conversion Ratio shall again be adjusted to be the Series B Conversion Ratio which would then be in effect if such record date had not been fixed, in the former event, or the Series B Conversion Ratio which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

        (iv) In case the Corporation shall at any time after August 3, 1998 issue rights, options (other than options issued pursuant to a plan described in clause II of Article IV(B), paragraph (h)(ii)) or warrants (other than warrants described in clause IV of Article IV(B), paragraph (h) (ii)) entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the then Conversion Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Series B Conversion Ratio shall be adjusted pursuant to Article IV(B), paragraph (7)(h)(ii) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in
Article IV(B), paragraph (7)(h)(ii) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Article IV(B), paragraph (7)(h)), the Series B Conversion Ratio shall again be adjusted to be the Series B Conversion Ratio which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Series B Conversion Ratio which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Series B Conversion Ratio shall be made pursuant to this
Article IV(B), paragraph (7)(h)(iv) to the extent that the Series B Conversion Ratio shall have been adjusted pursuant to Article IV(B), paragraph (7)(h)(iii) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

        (v) In case the Corporation shall at any time after August 3, 1998 fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation, other than any such consolidation or merger which results in the payment to holders of Series B Preferred Stock of the liquidation preference as provided in Article IV(B), paragraph (4)) of evidences of indebtedness, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to Article IV(B), paragraph
(7)(h)(iii) hereof), the Series B

Conversion Ratio to be in effect after such record date shall be determined by multiplying the Series B Conversion Ratio in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Current Valuation Per Common Share on such record date, and (B) the denominator of which shall be the Current Valuation Per Common Share on such record date, less the fair market value (determined as set forth in Article IV(B), paragraph
(7)(h)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Series B Conversion Ratio shall again be adjusted to be the Series B Conversion Ratio which would then be in effect if such record date had not been fixed.

        (vi)   For purposes of any computation under Article IV(B), paragraph
(7)(g) or paragraph (7)(h), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation.

        (vii)  No adjustment to the Series B Conversion Ratio pursuant to
Article IV(B), paragraphs (7)(h)(ii), (iii), (iv) and (v) above shall be required unless such adjustment would require an increase or decrease of at least 1% in the Series B Conversion Ratio; provided however, that any adjustments which by reason of this Article IV(B), paragraph (7)(h)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV(B), paragraph
(7)(h) shall be made to the nearest four decimal points.

        (viii) In the event that, at any time as a result of the provisions of this Article IV(B), paragraph (7)(h), the holders of the Series B Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of the Series B Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

        (ix) In the event:

        (A) of any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (other than a consolidation or merger in which the Corporation is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of the Corporation substantially as an entirety; or

        (B) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; or

        (C) the Corporation proposes to take any action (other than actions of the character described in Article IV(B), paragraph (7)(h)(i)(I) or
        (II)) that would
               require an adjustment pursuant to this Article IV(B), paragraph
               (7)(h) to the number of shares purchasable upon conversion;

then the Corporation shall cause to be mailed by first-class mail to the holders of Series B Preferred Stock, at least five days prior to the applicable record or effective date hereinafter specified (10 days in the case of the events referred to in clauses (A) and (B) above), a notice stating (x) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

               (i)  All adjustments pursuant to this Article IV(B), paragraph
(7) shall be notified to the holders of this Series B Preferred Stock and such notice shall be accompanied by a schedule of computation of the adjustments.

               (8)  Voting Rights.

               (a) Except as otherwise provided by applicable law, the holders of the shares of Series B Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock, (ii) shall be entitled to a number of votes equal to the number of votes to which shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date and (iii) shall be entitled to notice of any stockholders' meeting in accordance with the Amended and Restated Certificate of Incorporation and Bylaws of the Corporation. Except as otherwise provided by applicable law and as set forth in
Article IV(D) below, the shares of Series B Preferred Stock shall vote together with the shares of Common Stock as a single class.

               (b) Except as otherwise required by applicable law or as set forth herein, the shares of Series B Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

               (9) Reports. So long as any of the Series B Preferred Stock is outstanding, the Corporation will furnish the holders thereof with the quarterly and audited annual financial reports that the Corporation is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or, in the event the Corporation is not required to file such reports, reports containing substantially the same information as would be required in such reports (it being understood that the foregoing shall not be construed to require presentation in the manner required by such Act and the regulations thereunder so long as the data required thereunder is so provided).

               (10) Prohibition of Payments Pending Redemption of the Series C Preferred Stock. Notwithstanding anything to the contrary contained in this
Article IV(A), no payments of any kind (including but not limited to any redemption or dividend payments) payable on the

Series B Preferred Stock shall be made unless and until at lest 95% of the shares of Series C Preferred Stock issued pursuant to the Series C Purchase Agreement shall have first been redeemed in accordance with Article IV(C), paragraph (5) or converted, except that after August 3, 2000, the Corporation shall be permitted to pay dividends on the Series B Preferred Stock, when and if declared by the Board of Directors, for any Dividend Period after that date, but only to the extent that (i) the payments relate to the current Dividend Period and provide no payments for dividends accruing prior to the Dividend Payment Date and (ii) full cumulative dividends on all outstanding shares of Series C Preferred Stock shall have first been paid for the current and all Dividend Periods prior to such payments. The limitation on payments set forth in this
Article IV(B), paragraph (10) shall terminate upon (a) a consolidation or merger of the Corporation with one or more corporations, or (b) a sale or transfer of all or substantially all of the Corporation's stock or assets; provided that, in the event of (a) or (b), the Series C Preferred Stock has received its full liquidation preference in accordance with Article IV(C), paragraph (4).

               (C)  Series C Preferred Stock.

               The following is a statement of the designations, powers, privileges, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions relating to the Series C Preferred Stock:

               (1) Number and Designation. 7,500,000 shares of the Preferred Stock of the Corporation shall be designated as Series C Convertible Redeemable Preferred Stock. Each share of Series C Preferred Stock shall rank equally in all respects and shall be subject to the following provisions.

               (2) Rank. The Series C Preferred Stock shall, with respect to dividend rights, redemption rights and rights on liquidation, dissolution or winding up, rank prior to the Corporation's Series A Preferred Stock, Series B Preferred Stock and all classes of the Corporation's Common Stock, in each case, as set forth in Article IV(C), paragraph (3) and Article IV(C), paragraph (4). All equity securities of the Corporation to which the Series C Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to in this Article IV(C) as the "JUNIOR SECURITIES." All equity securities of the Corporation with which the Series C Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to in this Article IV(C) as the "PARITY SECURITIES." The respective definitions of Junior Securities and Parity Securities in this Article IV(C) shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be. The Series C Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities.

               (3)  Dividends.

               (a) After the second anniversary of the date of issuance of the Series C Preferred Stock, the holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the Applicable Rate (as defined below) in effect in respect of each Dividend Period (as defined below). Notwithstanding the foregoing, if for any Dividend Period the holder of such amount of Common Stock as a holder of Series C Preferred Stock would be entitled to receive upon conversion would be entitled to receive any dividend and such dividend would, but for the provisions of this Article IV(C) paragraph (3), exceed the dividend payable on one share of Series C Preferred Stock in respect of such period, the dividend payable per share of Series C Preferred Stock in respect of such period shall be increased so as to equal the dividend payable on a share of Common Stock in respect of such period. Such dividends shall be payable in arrears in equal amounts quarterly on March 31, June 30, Sept. 30 and Dec. 31 of each year (unless such day is not a business day, in which event on the next succeeding business day) (each of such dates being a "DIVIDEND PAYMENT DATE" and each such quarterly period (or portion thereof) being a "DIVIDEND PERIOD"). Such dividends shall be cumulative from the date of issue, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared, provided that such date shall not be more than 60 days nor less than 10 days prior to the respective Dividend Payment Date. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. As used herein, (x) "Applicable Rate" in effect in respect of any Dividend Period after the second anniversary of the date of issuance of the Series C Preferred Stock shall mean the rate per annum equal to the greater of (A) $0.50 per share and (B) $4.00 per share multiplied by the sum of the Prime Rate in effect on the first business day of such Dividend Period plus 2%, and (y) "Prime Rate" means the rate of interest publicly announced by Citibank, N.A. in The City of New York from time to time as its prime rate.

               (b) Except in the case where the amount of dividends payable is determined pursuant to the second sentence of Article IV(C), paragraph 3(a), the amount of dividends payable for each full Dividend Period for the Series C Preferred Stock shall be computed by dividing the annual dividend rate by four, and the amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series C Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series C Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears.

               (c) So long as any shares of the Series C Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series C Preferred Stock and all dividends declared upon any other class or series of Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series C Preferred Stock and accumulated and unpaid on such Parity Securities.

               (d) So long as any shares of the Series C Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made pursuant to an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "JUNIOR SECURITIES DISTRIBUTION") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities).

               (4) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series C Preferred Stock shall be entitled to receive the greater of (x) $5.00 per share of Series C Preferred Stock (the "Original Liquidation Amount") plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders and (y) the amount that would have been received by a holder of one share of Series C Preferred Stock had it converted such share as provided in Article IV(C), paragraph (7) immediately prior to such liquidation, dissolution or winding-up (and assuming similar conversion by all holders of Series C Preferred Stock). If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series C Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series C Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series C Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Article IV(C), paragraph (4), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation; provided, however, that in the case of a transaction of the type described in either clause (i) or (ii), no amount of accrued and unpaid dividends shall be payable as part of a liquidation preference payment pursuant to this Article (IV)(C), paragraph (4) if 100% of the consideration paid to the Corporation or the stockholders of the Corporation consist of securities of the acquiring entity.

               (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series C Preferred Stock, as provided in this Article IV(C), paragraph (4), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Stock shall not be entitled to share therein.

               (5)  Redemption.

               (a) To the extent the Corporation shall have funds legally available for such payment, on July 15, 2005, if any shares of the Series C Preferred Stock shall be outstanding, the Corporation shall redeem all then outstanding shares of the Series C Preferred Stock, at a redemption price of $5.00 per share in cash, together with accrued and unpaid dividends thereon to such date, without interest.

               (b) Shares of Series C Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of applicable state laws) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series C Preferred Stock shall be reissued or sold as Series C Preferred Stock.

               (c) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series C Preferred Stock pursuant to Article IV(C), paragraph (5)(a) (the "MANDATORY REDEMPTION OBLIGATION"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series C Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series C Preferred Stock) or (ii) in accordance with Article IV(C), paragraph (3)(d), declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

               (d) Notwithstanding the foregoing provisions of this Article IV(C), paragraph (5), unless full cumulative cash dividends (whether or not declared) on all outstanding shares of Series C Preferred Stock shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date, none of the shares of Series C Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of Series C Preferred Stock are redeemed (in accordance with the provisions of this Article IV(C), paragraph (5) and for the redemption price plus accrued and unpaid dividends) pro rata among the holders thereof.

               (6)  Procedure for Redemption.

               (a) In the event that fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be pro rata (with any fractional shares being rounded to the nearest whole share) (subject to Article IV(C), paragraph
        (5)(d)).

               (b) In the event the Corporation shall redeem shares of Series C Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series C Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and
(v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

               (c) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series C Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price, together with accrued and unpaid dividends thereon to the date fixed for redemption, without interest) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

               (7)  Conversion.

               (a)  Subject to the provisions of this Article IV(C), paragraph
(7), each holder of the shares of Series C Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares (and fractional shares) of Series C Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock.

               (ii) Subject to the provisions of this Article IV(C), paragraph
(7), all of the outstanding shares (and fractional shares) of Series C Preferred Stock shall be converted automatically into fully paid and non-assessable shares of Common Stock upon the occurrence of a Series C Trigger Event. Any conversion pursuant to this Article IV(C), paragraph 7(a)(ii) shall occur automatically, without further action on the part of the holders or the Corporation.

               (iii) The number of shares of Common Stock deliverable upon conversion of a share of Series C Preferred Stock, adjusted as hereinafter provided, is referred to in this Article IV(C) as the "SERIES C CONVERSION RATIO." The Series C Conversion Ratio as of August 3, 1998 is one, subject to adjustment from time to time pursuant to Article IV(C), paragraph (7)(h) hereof. Notwithstanding any call for redemption pursuant to Article IV(C), paragraph
(5), the right to convert shares so called for redemption shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

               (b) In order to exercise the conversion privilege and upon the occurrence of a Series C Trigger Event, the holder of the shares of Series C Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation, with, in the case of any conversion pursuant to Article IV(C), paragraph (7)(a)(i), a written notice of election to convert completed and signed, specifying the number of shares to be converted. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series C Preferred Stock are registered, each share surrendered for conversion shall, subject to the provisions of the Securityholders Agreement, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

               (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series C Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Article IV(C), paragraph (7).

               (iii) Each conversion shall be deemed to have been effected (x) in the case of any conversion pursuant to Article IV(C), paragraph 7(a)(i), immediately prior to the close of business on the date on which the certificates for shares of Series C Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid or (y) in the case of any conversion pursuant to Article IV(C), paragraph 7(a)(ii), on the date of the Series C Trigger Event, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of Series C Preferred Stock surrendered times the Series C Conversion Ratio in effect at such time on such date. All shares of Common Stock delivered upon conversion of the Series C Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series C Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Article IV(C), paragraph (7).

               (C)       [Purposely left blank]

               (d)(i) Upon delivery to the Corporation by a holder of shares of Series C Preferred Stock of a notice of election to convert, the right of the Corporation to redeem such shares of Series C Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

               (ii) From the date of delivery by a holder of shares of Series C Preferred Stock of such holder's shares of Series C Preferred Stock (and in the case of any conversion pursuant to Article IV(C), paragraph 7(a)(ii), upon the occurrence of a Series C Trigger Event), in lieu of dividends on such Series C Preferred Stock pursuant to Article IV(C), paragraph (3), such Series C Preferred Stock shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock as if such shares of Series C Preferred Stock had been converted to shares of Common Stock at the time of such delivery or Series C Trigger Event.

               (iii) Except to the extent provided above in Article IV(C), paragraph (7)(d)(ii) and in Article IV(C), paragraph (7)(h), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on the shares of Series C Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

               (e)(i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series C Preferred Stock.

               (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series C Preferred Stock, the Corporation shall comply with respect to the issuance of such securities with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

               (f) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series C Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involving the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series C Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (g) In connection with the conversion of any shares of Series C Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Daily Price per share of Common Stock on the business day on which such shares of Series C Preferred Stock are deemed to have been converted.

               (h)(i) In case the Corporation shall at any time after August 3, 1998 (I) declare a dividend or make a distribution on Common Stock payable in Common Stock, (II) subdivide or split the outstanding Common Stock, (III) combine or reclassify the outstanding Common Stock into a smaller number of shares, (IV) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation, other than any such consolidation or merger which results in the payment to the holders of Series C Preferred Stock of the liquidation preference as provided in
Article IV(C), paragraph (4)), or (V) consolidate with, or merge with or into, any other Person (other than any such consolidation or merger which results in the payment to the holders of Series C Preferred Stock of the liquidation preference as provided in Article IV(C), paragraph (4)), the Series C Conversion Ratio in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of the Series C Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause (III), (IV) or (V) above) which, if this Series C Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming such holder of Common Stock of the Corporation (x) is not a constituent person, or an affiliate of a constituent person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each non-electing share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent person or an affiliate thereof, then for the purpose of this Article IV(C), subparagraph (h) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

               (ii) In case the Corporation shall at any time after August 3, 1998 and until August 3, 1999 issue or sell any Common Stock (other than Common Stock issued (I) upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Notes, (II) pursuant to the Corporation's stock option plans or pursuant to any other Common Stock related employee compensation plan of the Corporation approved by the Corporation's Board of Directors, (III) upon exercise or conversion of any security the setting of a record date for which or issuance of which caused an adjustment under Article IV(C), paragraph (7)(h)(iii) or (h)(iv) hereto (IV) upon exercise of warrants issued to lenders of the Corporation including, without limitation, pursuant to the Bridge Securities Purchase Agreement or (V) in connection with any bona fide, arms-length direct or indirect merger acquisition or similar transaction) without consideration or for a consideration per share less than the Conversion Price Per Common Share then in effect, the Series C Conversion Ratio in effect immediately prior thereto shall be adjusted to an amount equal to the quotient of the price per share at which the Corporation issued or sold, or is deemed to have issued or sold the shares of securities in the dilutive financing multiplied by the Series C Conversion Ratio then in effect divided by the Conversion Price Per Common Share (for the Series C Preferred Stock) then in effect. In case the Corporation shall at any time on or after August 3, 1999 issue or sell any Common Stock (other than Common Stock issued (I) upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Notes, (II) pursuant to the Corporation's stock option plans or pursuant to any other Common Stock related employee compensation plan of the Corporation approved by the Corporation's Board of Directors, (III) upon exercise or conversion of any security the setting of a record date for which or issuance of which caused an adjustment under Article IV(C), paragraphs (7)(h)(iii) or (h)(iv) hereof, (IV) upon exercise of warrants issued to lenders of the Corporation including, without limitation, pursuant to the Bridge Securities Purchase Agreement or (V) in connection with any bona fide, arms-length direct or indirect merger, acquisition or similar transaction) without consideration or for a consideration per share less than the Conversion Price Per Common Share then in effect the

Series C Conversion Ratio to be in effect after such issuance or sale shall be determined by multiplying the Series C Conversion Ratio in effect immediately prior to such issuance or sale by a fraction, (A) the numerator of which shall be the sum of (x) the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Valuation Per Common Share immediately prior to such issuance or sale plus (y) the aggregate of the product of each share of Fully Diluted Common Stock (other than shares of Common Stock included in (A)(x) or employee stock options) outstanding immediately prior to such issuance or sale and the Exercise Price applicable to such share of Fully Diluted Common Stock and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Valuation Per Common Share immediately prior to such issuance or sale, plus (y) the aggregate of the product of each share of Fully Diluted Common Stock (other than shares of Common Stock included in (B)(x) or employee stock options) outstanding immediately prior to such issuance or sale and the Exercise Price applicable to such share of Fully Diluted Common Stock, plus (z) the aggregate consideration, if any, to be received by the Corporation upon such issuance or sale. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Corporation; provided that if the holders of 25% of the Series C Preferred Stock shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to such holders to determine such fair market value. The holders shall be notified promptly of any consideration other than cash to be received by the Corporation and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

               (iii) In case the Corporation shall at any time after August 3, 1998 fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities of the Corporation entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the then Conversion Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Series C Conversion Ratio shall be adjusted pursuant to Article IV(C), paragraph (7)(h)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Article IV(C), paragraph (7)(h)(ii) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Article IV(C), paragraph (7)(h)), the Series C Conversion Ratio shall again be adjusted to be the Series C Conversion Ratio which would then be in effect if such record date had not been fixed, in the former event, or the Series C Conversion Ratio which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

               (iv) In case the Corporation shall at any time after August 3, 1998 issue rights, options (other than options issued pursuant to a plan described in clause II of Article IV(C), paragraph (h)(ii)) or warrants (other than warrants described in clause IV of Article IV(C), paragraph (h) (ii)) entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the then Conversion Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Series C Conversion Ratio shall be adjusted pursuant to Article IV(C), paragraph (7)(h)(ii) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Article IV(C), paragraph (7)(h)(ii) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Article IV(C), paragraph (7)(h)), the Series C Conversion Ratio shall again be adjusted to be the Series C Conversion Ratio which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Series C Conversion Ratio which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Series C Conversion Ratio shall be made pursuant to this
Article IV(C), paragraph (7)(h)(iv) to the extent that the Series C Conversion Ratio shall have been adjusted pursuant to Article IV(C), paragraph (7)(h)(iii) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

               (v) In case the Corporation shall at any time after August 3, 1998 fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation, other than any such consolidation or merger which results in the payment to holders of Series C Preferred Stock of the liquidation preference as provided in Article IV(C), paragraph (4)) of evidences of indebtedness, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to Article IV(C), paragraph
(7)(h)(iii) hereof), the Series C Conversion Ratio to be in effect after such record date shall be determined by multiplying the Series C Conversion Ratio in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Current Valuation Per Common Share on such record date, and

(B) the denominator of which shall be the Current Valuation Per Common Share on such record date, less the fair market value (determined as set forth in Article IV(C), paragraph (7)(h)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Series C Conversion Ratio shall again be adjusted to be the Series C Conversion Ratio which would then be in effect if such record date had not been fixed.

               (vi) For purposes of any computation under Article IV(C), paragraph (7)(g) or paragraph (7)(h), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation.

               (vii) No adjustment to the Series C Conversion Ratio pursuant to Article IV(C), paragraphs (7)(h)(ii), (iii), (iv) and (v) above shall be required unless such adjustment would require an increase or decrease of at least 1% in the Series C Conversion Ratio; provided however, that any adjustments which by reason of this Article IV(C), paragraph (7)(h)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV(C), paragraph
(7)(h) shall be made to the nearest four decimal points.

               (viii) In the event that, at any time as a result of the provisions of this Article IV(C), paragraph (7)(h), the holders of the Series C Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of the Series C Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

               (ix)      In the event:

               (A) of any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (other than a consolidation or merger in which the Corporation is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of the Corporation substantially as an entirety; or

               (B) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; or

               (C) the Corporation proposes to take any action (other than actions of the character described in Article IV(C), paragraph
               (7)(h)(i)(I) or (II)) that would require an adjustment pursuant to this Article IV(C), paragraph (7)(h) to the number of shares purchasable upon conversion;

then the Corporation shall cause to be mailed by first-class mail to the holders of Series C Preferred Stock, at least five days prior to the applicable record or effective date hereinafter specified (10 days in the case of the events referred to in clauses (A) and (B) above), a notice stating (x) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

               (i)  All adjustments pursuant to this Article IV(C), paragraph
(7) shall be notified to the holders of this Series C Preferred Stock and such notice shall be accompanied by a schedule of computation of the adjustments.

               (8)  Voting Rights.

               (a) Except as otherwise provided by applicable law, the holders of the shares of Series C Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock, (ii) shall be entitled to a number of votes equal to the number of votes to which shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date and (iii) shall be entitled to notice of any stockholders' meeting in accordance with the Amended and Restated Certificate of Incorporation and Bylaws of the Corporation. Except as otherwise provided by applicable law and as set forth in
Article IV(D) below, the shares of Series C Preferred Stock shall vote together with the shares of Common Stock as a single class.

               (b) Except as otherwise required by applicable law or as set forth herein, the shares of Series C Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

               (9) Reports. So long as any of the Series C Preferred Stock is outstanding, the Corporation will furnish the holders thereof with the quarterly and annual financial reports that the Corporation is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or, in the event the Corporation is not required to file such reports, reports containing substantially the same information as would be required in such reports (it being understood that the foregoing shall not be construed to require presentation in the manner required by such Act and the regulations thereunder so long as the data required thereunder is so provided). The Corporation will also deliver to the holders of the Series C Preferred Stock (i) a copy of the Corporation's annual operating plan at least 30 days prior to the beginning of the Corporation's fiscal year and (ii) within 30 days of the end of each month, monthly financial statements compared against the annual operating plan.

               (D)  Special Voting Rights of Series B and Series C Preferred
Stock

               (1) Special Voting Rights of Series B Preferred Stock. So long as there remain outstanding Notes and/or shares of Series B Preferred Stock representing at least 25% of the aggregate number of shares of Fully Diluted Common Stock represented by the Notes and shares of Series B Preferred Stock immediately following August 3, 1998 (determined taking into account any adjustment in accordance with the terms of the Notes and the Series B Preferred Stock), the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose of holders of 66 2/3% of the shares of Series B Preferred Stock then outstanding, voting as a separate class, take, or permit any Significant Subsidiary to take, any of the following actions:

               (i) amend, alter or repeal, whether by merger, consolidation, or otherwise, any of the provisions of the Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation or any Significant Subsidiary in a manner adverse to the preferences, privileges, voting rights or powers of the Series B Preferred Stock;

               (ii) voluntarily sell, convey, exchange or transfer (for cash, shares of stock, securities or other consideration) all or substantially all of the property or assets of the Corporation or any Significant Subsidiary or merge into or consolidate with any other corporation unless the holders of Common Stock would receive in connection therewith consideration per share of Common Stock held by them at least equal to $4.67 per share (as adjusted to take into account any subdivisions, combinations or reclassifications of the Common Stock after August 3, 1998); or

               (iii) create, authorize, or issue any class or series of stock ranking prior to the Series B Preferred Stock (whether with respect to dividends or upon liquidation, dissolution or winding
               up) or any Parity Securities, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of the Corporation into any such prior shares or Parity Securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior shares or Parity Securities.

               (2) Special Voting Rights of Series C Preferred Stock. So long as there remain outstanding shares of Series C Preferred Stock representing at least 25% of the aggregate number of shares of Fully Diluted Common Stock represented by shares of Series C Preferred Stock immediately following August 3, 1998 (determined taking into account any adjustment in accordance with the terms of the Series C Preferred Stock), the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose of holders of a majority of the shares of Series C Preferred Stock then outstanding, voting as a separate class, take, or permit any Significant Subsidiary to take, any of the following actions:

               (i) amend, alter or repeal, whether by merger, consolidation, or otherwise, any of the provisions of the Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation or any Significant Subsidiary in a manner adverse to the preferences, privileges, voting rights or powers of the Series C Preferred Stock; or

               (ii) create, authorize, or issue any class or series of stock ranking prior to the Series C Preferred Stock (whether with respect to dividends or upon liquidation, dissolution or winding
               up) or any Parity Securities, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of the Corporation into any such prior shares or Parity Securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior shares or Parity Securities.

               (3) Special Voting Rights of Series B Preferred Stock and Series C Preferred Stock. So long as there remain outstanding Notes, shares of Series B Preferred Stock and/or shares of Series C Preferred Stock representing at least 25% of the aggregate number of shares of Fully Diluted Common Stock represented by the Notes, shares of Series B Preferred Stock and shares of Series C Preferred Stock immediately following August 3, 1998 (determined taking into account any adjustment in accordance with the terms of the Notes, the Series B Preferred Stock and the Series C Preferred Stock), the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose of holders of 66 2/3% of the shares of Series B Preferred Stock and Series C Preferred Stock then outstanding, voting as a separate class, take, or permit any Significant Subsidiary to take, any of the following actions:

               (i) voluntarily liquidate, dissolve, or wind up the Corporation or any Significant Subsidiary;

               (ii) increase the size of the Board of Directors of the Corporation or any Significant Subsidiary;

               (iii)(a) incur, assume, or at any time be liable with respect to, any Debt, (b) refinance or renew any Debt or (c) discharge, repay (other than pursuant to regularly scheduled payments thereof) or cancel any Debt, other than (1) in the case of clause (a), (w) any Debt at any time after the Closing which, after giving effect to the incurrence or assumption thereof or liability therefor, would not result in aggregate Debt outstanding at such time (other than Debt then outstanding in respect of the Notes and the Credit Agreement and Senior Notes (as such terms are defined below), or any customer deposits) being more than $15,000,000,
               (x) any Debt under the Credit Agreement (as it may be amended, modified, supplemented or restated from time to time, the "Credit Agreement") dated as of January 30, 1998, among Fleet National Bank and each of the other Lenders (as defined in the Credit Agreement) party thereto, and the Corporation, as borrower, and related documents (provided, that the aggregate principal amount of Debt outstanding under the Credit Agreement at any time shall not exceed $40,000,000, which amount is exclusive of amounts that may be owing in respect to interest, fees, costs, expenses, indemnities and the like), (y) any Debt related to the 10 3/4% Senior Notes of the Corporation due 2005, issued by the Corporation pursuant to the Purchase Agreement between the Corporation and Donaldson, Lufkin & Jenrette Securities Corporation dated January 23, 1998 (the "Senior Notes") (provided, that the aggregate principal amount of Debt outstanding under the Senior Notes shall not exceed $110,000,000, which amount is exclusive of amounts that may be owing in respect to interest, fees, costs, expenses, indemnities and the like), and (z) any Debt incurred the proceeds of which are to be applied by the Corporation to redeem all (but not less than all) of the then outstanding Notes, and shares of Series B Preferred Stock and shares of Series C Preferred Stock in accordance with the redemption provisions applicable to such securities and (2) in the case of clause (b) or (c), (x) any extensions, renewals, refundings and refinancings of the Debt outstanding under the Senior Notes and Credit Agreement including, without limitation, the exchange of the Senior Notes with new notes registered under the Securities Act of 1933, as amended, as contemplated by the Registration Rights Agreement (as defined in the Purchase Agreement) entered into upon the closing of the Purchase Agreement and (y) any repayment or prepayment of revolving working capital Debt under the Credit Agreement or any mandatory prepayment or redemption of Debt required under the terms and conditions of the Credit Agreement and the Indenture (as defined in the Purchase Agreement) (including any indenture related to the Senior Notes to be issued in the exchange offer contemplated by the Purchase Agreement and the Registration Rights Agreement) related to the Senior Notes dated January 30, 1998, between the Corporation and State Street Bank and Trust Company of California, N.A. as Trustee;

               (iv) except as expressly permitted in Article (IV)(B), paragraph
               (5)(a) and Article (IV)(C), paragraph (5)(a), or as expressly required in this Amended and Restated Certificate of Incorporation, pay or declare dividends or distributions on the capital stock of the Corporation or any Significant Subsidiary; or

               (v) except as expressly permitted in Article (IV)(B), paragraph
               (5)(a) and Article (IV)(C), paragraph (5)(a), or as expressly required in this Amended and Restated Certificate of Incorporation, redeem or repurchase any shares of capital stock of the Corporation or any Significant Subsidiary, phantom equity or similar rights or interests or any warrants, options or other rights to purchase, substitute for or acquire shares of capital stock, phantom equity or similar rights or interests or securities convertible into or exchangeable for any shares of capital stock, phantom equity or similar rights or interests of the Corporation or any Significant Subsidiary, except repurchases of options or capital stock from employees at cost.

               (4) Prohibition of Payments Pending Redemption of the Series C Preferred Stock. Notwithstanding anything to the contrary contained in this
Article IV and except as provided in Article IV(A), paragraph (8) and Article IV(B), paragraph (10), no payments of any kind (including but not limited to any dividend or redemption payments) payable on either the Series A Preferred Stock or Series B Preferred Stock shall be made unless and until at least 95% of the shares of Series C Preferred Stock issued pursuant to the Series C Preferred Stock Securities Purchase Agreement entered into by the Corporation on or about August 3, 1998 (the "Series C Purchase Agreement") shall have first been redeemed in accordance with Article IV(C), paragraph (5) or converted. Additionally, pursuant to the terms of this Article IV and the and conditions of the Inter-Securityholder Agreement entered into by the Corporation on or about August 3, 1998 (the "Inter-Securityholder Agreement"), no interest, principal or other payments of any kind shall be payable on the Notes (as defined in this Amended and Restated Certificate of Incorporation and as specifically identified on Schedule A to the Inter-Securityholder Agreement), and the Corporation shall take no action to amend or exchange the Notes to provide any payments to the holders of such Notes in contravention of this Article IV(C). The limitation on payments set forth in this Article IV(D), paragraph (4) shall terminate upon (a) a consolidation or merger of the Corporation with one or more corporations, or
(b) a sale or transfer of all or substantially all of the Corporation's stock or assets; provided that, in the


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

event of (a) or (b), the Series C Preferred Stock has received its full liquidation preference in accordance with Article IV(C), paragraph (4).

               (E) General Provisions Applicable to the Preferred Stock.

               (1) Definitions. The following terms, as used in this Article IV, have the following meanings:

               "Bridge Securities Purchase Agreement" means the Bridge Securities Purchase Agreement dated as of November 23, 1994 between the Corporation and PM Funding, Inc.

               "Common Stock" means the common stock of the Corporation and all shares hereafter authorized of any class of common stock of the Corporation which term shall include, in the case of a reclassification, recapitalization or other change in such common stock, or in the case of a consolidation or merger of the Corporation with or into another Person, such consideration to which a holder of a share of common stock of the Corporation would have been entitled upon the occurrence of such event.

               "Conversion Price Per Common Share" shall mean, on any determination date, the amount in dollars which is equal to (i) with respect to the Series A Preferred Stock, $1.5555 divided by the Series A Conversion Ratio immediately prior to such date, (ii) with respect to the Series B Preferred Stock, $1.5555 divided by the Series B Conversion Ratio immediately prior to such date and (iii) with respect to the Series C Preferred Stock, $4.00 divided by the Series C Conversion Ratio immediately prior to such date (unless after August 3, 1998 and prior to August 3, 1999, the Corporation shall have issued or sold, or is deemed to have issued or sold shares of Common Stock at a price per share less than the Conversion Price Per Common Share then in effect, in which case the $4.00 amount in this item (iii) shall be replaced with the actual price per share that the Common Stock was issued or sold, or is deemed to be issued or sold, in the dilutive financing).

               "Current Market Price Per Common Share" shall mean, on any determination date, the average (weighted by daily trading volume) of the Daily Prices per share of the applicable class of Common Stock for the 20 consecutive trading days immediately prior to such date.

               "Current Valuation Per Common Share" means, on any determination date, the greater of the Current Market Price Per Common Share and the Conversion Price Per Common Share.

               "Daily Price" means, on any determination date, (i) if the shares of such class of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (ii) if the shares of such class of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (iii) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); (iv) if the shares of such class of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ; or (v) if the shares of such class of Common Stock are not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, an amount, not less than book value, determined in good faith to be the fair market value in such reasonable manner as may be prescribed by the Board of Directors of the Corporation.

               "Debt" of any Person means at any date, without duplication, (i) all obligations, including accrued and unpaid interest and premium, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit, bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (v) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person.

               "Derivative Security" means any security convertible into or exchangeable for Common Stock, or any stock appreciation right or option, warrant or other irrevocable right to purchase or subscribe for Common Stock or any security convertible into or exchangeable for Common Stock.

               "Exercise Price" means, with respect to any Derivative Security on any determination date, the exercise price or conversion price per share of Common Stock applicable to such Derivative Security on such date.

               "Fully Diluted Common Stock" means, with respect to Common Stock and without duplication, all outstanding shares and all shares issuable in respect of securities convertible into or exchangeable for Common Stock, stock appreciation rights or options, warrants and other irrevocable rights to purchase or subscribe for Common Stock or securities convertible into or exchangeable for Common Stock, and any Person shall be deemed to own such number of Fully Diluted shares of Common Stock as such Person has the right to acquire from any other Person (including the Issuer).

               "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt for the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of the

Notes, the Corporation shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement relating to such asset.

               "Notes" shall have the meaning set forth in the Securities Purchase Agreement.

               "outstanding," when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

               "Person" means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

               "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of November 23, 1994 among the Corporation, the DLJ Buyers (as defined therein), Arthur J. Cormier and John F. Schaefer.

               "Securityholders Agreement" means the Amended and Restated Securityholders Agreement dated as of August 3, 1998 among the Corporation, the DLJ Entities (as defined therein), PM Funding, Inc., Arthur J. Cormier, John F. Schaefer, certain other securityholders and ABS Capital Partners II, L.P.

               "Series A Trigger Event" means the earlier to occur of (i) the completion of an initial public offering of shares of Common Stock pursuant to an effective registration statement resulting in net proceeds to the Corporation of not less than $15 million at a price per share of Common Stock of not less than $6.00 (as adjusted to take into account any subdivisions, combinations or reclassifications of the Common Stock after August 3, 1998) or (ii) the conversion into Common Stock of Notes and/or shares of Series B Preferred Stock and/or shares of Series C Preferred Stock representing at least 30% of the aggregate number of shares of Fully Diluted Common Stock represented by the Notes, shares of Series B Preferred Stock and shares of Series C Preferred Stock immediately following August 3, 1998 (taking into account any adjustment in accordance with the terms of the Notes, the Series B Preferred Stock and the Series C Preferred Stock).

               "Series B Trigger Event" and "Series C Trigger Event" means the completion of an initial public offering of shares of Common Stock pursuant to an effective registration statement resulting in net proceeds to the Corporation of not less than $15 million at a price per share of Common Stock of not less than $6.00 per share (as adjusted to take into account any subdivisions, combinations or reclassifications of the Common Stock after the date hereof).

               "Significant Subsidiary" means any Subsidiary that would meet the definition of "Significant Subsidiary" under Regulation S-X promulgated under the Securities Exchange Act of 1934 if the Corporation were subject to the periodic reporting obligations set forth in such Act.

               "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or persons performing similar functions are at the time directly or indirectly owned by the Corporation.

               "Trade Payables" means accounts payable or any other indebtedness or monetary obligations to trade creditors created or assumed by the Corporation or any Subsidiary of the Corporation in the ordinary course of business in connection with the obtaining of materials or services.

               (2) Headings. The headings of the paragraphs, subparagraphs, clauses and subclauses of this Article IV are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                                    ARTICLE V

               The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders of the Corporation.

                                   ARTICLE VI

               A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VII

               To the fullest extent permitted by applicable law, the Corporation shall indemnify (and advance expenses to) its directors and is also authorized to provide indemnification of (and advancement of expenses to) its officers and any other person to which Delaware law permits this Corporation to provide indemnification through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, with respect to actions for breach of duty to the Corporation, its stockholders, and others. Any repeal or modification of any of the foregoing provisions of this Article VII shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                                      * * *


               THREE: The foregoing amendments have been duly approved by the required vote of stockholders in accordance with Section 228 of the Delaware General

Corporation Law and the Certificate of Incorporation of the Corporation.
The total number of currently outstanding shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Participating Preferred Stock of the Corporation are 5,600,057 shares, 412,500 shares and 192,864 shares, respectively. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The vote required was the affirmative vote of (i) the holders of a majority of the total outstanding shares of the Corporation, (ii) the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock voting together as a single class and (iii) the holders of at least 66-2/3% of the outstanding shares of Series B Convertible Participating Preferred Stock voting together as a single class.

               IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Incorporation on July 30, 1998.


                                            /s/ JOHN F. SCHAEFER
                                            -----------------------------------
                                            John F. Schaefer, President


                                            /s/ RICHARD A. FINK
                                            -----------------------------------
                                            Richard A. Fink, Secretary




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